EXHIBIT 77(0)  Morgan Stanley Dean Witter Select Dimensions
Investment Series
               10f-3 Transactions
               For July 1, 2000 - December 31, 2000
[S]                       [C]      [C]      [C]      [C]    [C]
[C]         [C]
                                                          TOTAL
                                                          ISSUED
SECURITY                DATE     PRICE    SHARES  % OF
PRINCIPAL        PURCHASED

BY FUND   BROKER
     American Opportunities Portfolio
Active Power            08/07/00 $ 17.00  11,700  0.023% $
136,000,000.00  0.146%   Goldman Sachs
Avici Systems           07/27/00 $ 31.00   4,100  0.059% $
217,000,000.00  0.015%   Dain Rauscher
deCode Genetics         07/18/00 $ 18.00  12,500  0.025% $
144,000,000.00  0.130%   Lehman Brothers
Entravision             08/02/00 $ 16.50 105,500  0.202% $
752,335,000.00  0.231%   DLJ
Goldman Sachs           08/01/00 $ 99.75  17,000  0.191%
$3,990,000,000.00  0.043%   Goldman Sachs
Mainspring              07/26/00 $ 12.00   3,700  0.008% $
48,000,000.00  0.093%   Legg Mason
     Developing Growth Portfolio
Active Power            08/07/00 $ 17.00   2,200  0.022% $
136,000,000.00  0.028%   Goldman Sachs
Arena Pharmaceuutical   07/28/00 $ 18.00   9,700  0.105% $
108,000,000.00  0.162%   Ing Baring
Avici Systems           07/27/00 $ 31.00     800  0.015% $
217,000,000.00  0.011%   Dain Rauscher
California Pizza Kitchen08/02/00 $ 15.00   6,500  0.060% $
79,500,000.00  0.123%   Banc of America
Coherent Inc.           07/26/00 $ 65.00   7,000  0.267% $
97,500,000.00  0.467%   Warburg Dillon
deCode Genetics         07/18/00 $ 18.00   3,200  0.032% $
144,000,000.00  0.033%   Lehman Brothers
Giganet                 08/04/00 $ 17.00     700  0.007% $
5,000,000.00  0.238%   Robertson Stephens
Lantroix Inc.           08/04/00 $ 10.00  50,000  0.350% $
60,000,000.00  0.833%   DLJ
Mainspring              07/26/00 $ 12.00     700 <0.001% $
48,000,000.00  0.018%   Legg Mason
Neopharm Inc.           09/25/00 $ 35.50  10,000  0.213% $
113,600,000.00  0.313%   SG Cowen
     Global Equity Portfolio
Petrobas                08/09/00 $ 24.00
     Growth Portfolio
Active Power            08/07/00 $ 17.00   1,200  0.010% $
136,000,000.00  0.015%   Goldman Sachs
Argonaut Technologies   07/19/00 $ 15.00   1,800  0.020% $
69,000,000.00  0.039%   WARR
Avici Systems           07/27/00 $ 31.00     500  0.010% $
217,000,000.00  0.007%   Lehman Brothers
Axcelis                 07/10/00 $ 22.00   2,300  0.040% $
341,000,000.00  0.015%   Goldman Sachs
Crown Castle            07/27/00 $ 29.50   4,100  0.640% $
324,500,000.00  0.037%   Goldman Sachs
Curon Medical           09/21/00 $ 11.00   2,900  0.020% $
35,000,000.00  0.058%   WARR
deCode Genetics         07/17/00 $ 18.00     200  0.010% $
144,000,000.00  0.003%   Lehman Brothers
Genaissance Pharm.      08/01/00 $ 13.00   3,700  0.040% $
78,000,000.00  0.062%   Deutsche Banc
Inspire Pharmaceutical  08/02/00 $ 12.00     200 <0.001% $
66,000,000.00  0.004%   Deutsche Banc
Mainspring              07/26/00 $ 12.00     100 <0.001% $
48,000,000.00  0.003%   Hambrecht & Quist

     Utilities Portfolio
Active Power            08/07/00 $ 17.00   2,700  0.024%
$136,000,000.00    0.034%   Goldman Sachs

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* Price and monetary unit in pesetas
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